FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange of 1934

Date of Report (Date of Earliest Event Reported): May 16, 2006

TELEVIDEO, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-11552	94-2383795
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS. Employer Identification No.)

2345 Harris Way, San Jose, California 95131
(Address of Principal Executive Office) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (408) 954-8333

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On May 16, 2006, the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) entered an order approving the disclosure statement filed by TeleVideo, Inc. (“TeleVideo” or the “Company”) and related procedural matters.

On May 22, 2006, the Company filed an operating report for April 2006 (the “Operating Report”) with the Bankruptcy Court. A copy of the Operating Report is filed as an exhibit to this Currrent Report on Form 8-K.

The Company cautions readers not to place undue reliance upon the information contained in the Operating Report, which contains unaudited information and is in the format required by applicable bankruptcy laws. The Operating Report is not prepared in accordance with generally accepted accounting principles and does not provide the information relating to the Company’s financial condition or operating results that would be included in financial statements or reports prepared pursuant to the Securities Exchange Act of 1934.

The Operating Report and other communications with the Bankruptcy Court may include forward-looking statements subject to various assumptions about the Company’s operating performance that may not be realized and subject to significant uncertainties and contingencies. Consequently, such matters should not be regarded as indicative of the Company’s future financial condition or operating results. Actual results for such periods may differ materially from the information contained in the Operating Report and the Company undertakes no obligation to update or revise the Operating Report.

In addition, readers are cautioned that the Company has filed a Plan of Reorganization with the Bankruptcy Court that provides for the cancellation of all shares of the Company’s outstanding capital stock upon the effective date of that plan.

Item 9.01. Financial Statements and Exhibits.

   (d) Exhibits.

Exhibit Number	Description
99.1	Operating Report for April 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 26, 2006	TELEVIDEO, INC.

	By:	/s/ K. Philip Hwang
	Name:	K. Philip Hwang
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Operating Report for April 2006